Exhibit 99.1

ADTRAN, Inc. Reports First Quarter 2006 Results and Declares Quarterly
                             Cash Dividend

    HUNTSVILLE, Ala.--(BUSINESS WIRE)--April 17, 2006--ADTRAN, Inc. (NASDAQ:ADTN) reported results for the first quarter of 2006. Sales increased to $108,648,000 for the quarter compared to $104,577,000 for the first quarter of 2005. Non-GAAP net income increased 18% to $17,966,000 for the quarter compared to GAAP net income of $15,220,000 for the first quarter of 2005. Non-GAAP earnings per share, assuming dilution, were $0.23 for the quarter compared to GAAP earnings per share, assuming dilution, of $0.20 for the first quarter of 2005. For the quarter, GAAP net income increased to $16,255,000 and GAAP earnings per share, assuming dilution, increased to $0.21, compared to the first quarter of 2005. Non-GAAP net income and non-GAAP earnings per share for the first quarter exclude the effect of stock compensation expense resulting from the application of Statement of Financial Accounting Standards No. 123R, Share-Based Payment ("SFAS 123R"). SFAS 123R was adopted on a prospective basis effective January 1, 2006. See the table below for reconciliation between non-GAAP and GAAP net income and earnings per share.
    For the quarter, gross margin increased to 59.4% compared to 57.6% for the first quarter of 2005.
    ADTRAN Chief Executive Officer Tom Stanton stated, "Although shipments in the first quarter of 2006 were below our original expectations, we saw strong revenue growth in our three primary growth areas: Optical Access, Broadband Access, and NetVanta(R) Routers and Switches. We anticipate this momentum will continue to increase as we progress through the year."
    The Company also announced that its Board of Directors declared a cash dividend for the first quarter of 2006. The quarterly cash dividend is $0.09 per common share to be paid to holders of record at the close of business on May 4, 2006. The ex-dividend date is May 2, 2006 and the payment date is May 18, 2006.
    The Company also confirmed that its first quarter conference call will be held Tuesday, April 18 at 9:30 a.m. Central Time. Guidance for the second quarter and year 2006 will be issued during this conference call. This conference call will be web cast live through StreetEvents.com. To listen, simply visit the Investor Relations site at http://www.adtran.com or http://streetevents.com approximately 10 minutes prior to the start of the call and click on the conference call link provided.
    An online replay of the conference call will be available for seven days at http://streetevents.com. In addition, an online replay of the conference call, as well as the text of the Company's earnings release, will be available on the Investor Relations site at http://www.adtran.com for at least 12 months following the call.

    ADTRAN, Inc. is one of the world's most successful network access equipment suppliers, with an 18-year history of profitability and a portfolio of more than 1,400 solutions for use in the last mile of today's telecommunications networks. Widely deployed by carriers and enterprises alike, ADTRAN solutions enable voice, data, video, and Internet communications across copper, fiber, and wireless network infrastructures. ADTRAN solutions are currently in use by every major U.S. service provider and many global ones, as well as by thousands of public, private and governmental organizations worldwide.
    For more information, contact the company at 800 9ADTRAN (800 923-8726) or via e-mail at info@adtran.com. On the Web, visit www.adtran.com.

    This press release contains forward-looking statements which reflect management's best judgment based on factors currently known. However, these statements involve risks and uncertainties, including the successful development and market acceptance of new products, the degree of competition in the market for such products, the product and channel mix, component costs, manufacturing efficiencies, and other risks detailed in our annual report on Form 10-K for the year ended December 31, 2005. These risks and uncertainties could cause actual results to differ materially from those in the forward-looking statements included in this press release.
    This release includes non-GAAP net income, non-GAAP earnings per share data, and other non-GAAP line items from the Non-GAAP Information table in this release, including costs of sales, gross profit, selling, general and administrative expenses, research and development expenses, profit from operations, income before provision for income taxes and provision for income taxes. These measures exclude the effect of stock compensation expense for employee stock options associated with the application of SFAS 123R, which ADTRAN adopted effective January 1, 2006. These measures are not in accordance with, or an alternative for, generally accepted accounting principles and may be different from non-GAAP measures used by other companies. ADTRAN believes that the presentation of the non-GAAP measures, when shown in conjunction with the corresponding GAAP measures, provides useful information to management and investors regarding financial and business trends relating to its financial condition and results of operations. ADTRAN further believes that where adjustments used in calculating non-GAAP net income and non-GAAP earnings per share are based on specific, identified charges that impact different line items in the statements of income, it is useful to investors to know how these specific line items are affected by these adjustments. In particular, as ADTRAN begins to apply SFAS 123R, it believes that it is useful to investors to understand how the expenses associated with the application of SFAS 123R are reflected in its results of operations. The presentation of these non-GAAP measures permits both investors and management to more readily compare past results, which do not include the impact of SFAS 123R, with future results, and to better understand ADTRAN's performance over the periods presented.


                       Condensed Balance Sheet
                            March 31, 2006
                              Unaudited
                            (In thousands)

                                                            March 31,
                                                              2006
                                                           -----------
Assets

Cash & cash equivalents                                    $  110,160
Short-term investments                                        160,031
Accounts receivable (net)                                      62,555
Other receivables                                               3,066
Inventory (net)                                                48,160
Prepaid expenses and other current assets                       8,654
                                                           -----------

Total current assets                                          392,626

Equipment (net)                                                19,682
Land                                                            4,263
Bldg. & land improvements (net)                                59,771
Other assets                                                      498
Long-term investments                                         185,132
                                                           -----------

Total long-term assets                                        269,346

                                                           -----------
Total assets                                               $  661,972
                                                           ===========

Liabilities and stockholders' equity

Accounts payable                                           $   19,334
Accrued wages and benefits                                      6,982
Accrued liabilities                                            20,798
                                                           -----------

Total current liabilities                                      47,114

Deferred tax liabilities                                        3,615
Other non-current liabilities                                   4,671
Long term-debt                                                 50,000
                                                           -----------

Total long-term liabilities                                    58,286

Total liabilities                                             105,400

Stockholders' equity                                          556,572
                                                           -----------

                                                           -----------
Total liabilities and stockholders' equity                 $  661,972
                                                           ===========


                    Condensed Statements of Income
       For the three month periods ended March 31, 2006 and 2005
                 (In thousands, except per share data)
                               Unaudited

                                         Three Months   Three Months
                                             Ended          Ended
                                         March 31, 2006 March 31, 2005
                                         -------------- --------------

Sales                                         $108,648       $104,577

Cost of Sales                                   44,140         44,349
                                         -------------- --------------

Gross Profit                                    64,508         60,228

Selling, general and administrative
 expenses                                       24,766         22,949
Research and development expenses               17,766         16,343
                                         -------------- --------------

Profit from operations                          21,976         20,936

Interest expense                                  (634)          (583)
Other income, net                                4,116          2,848
                                         -------------- --------------

Income before provision for income taxes        25,458         23,201

Provision for income taxes                      (9,203)        (7,981)

                                         -------------- --------------
Net income (1)                                 $16,255        $15,220
                                         ============== ==============


Weighted average shares
       Basic                                    76,655         75,755
       Diluted  (2)                             78,909         77,318

Earnings per common share
       Basic                                     $0.21          $0.20
       Diluted  (2)                              $0.21          $0.20


(1) Net income for the first quarter of fiscal 2006 included stock-based compensation expense recognized related to employee stock options, net of tax, of $1.7 million under SFAS 123(R). There was no stock-based compensation expense related to employee stock options under SFAS 123 in fiscal 2005 because we did not adopt the recognition provisions of SFAS 123.

(2) Assumes exercise of dilutive stock options calculated under the treasury stock method.


                     Non-GAAP Information (1) (2)
       For the three month periods ended March 31, 2006 and 2005
                 (In thousands, except per share data)
                               Unaudited

                               Non-GAAP
                               (excludes
                               effects
                               of SFAS
                               123R)               GAAP      GAAP
                               Three               Three     Three
                               Months   Effects of Months    Months
                               Ended    SFAS 123R  Ended     Ended
                               March 31, March 31, March 31, March 31,
                                 2006      2006      2006      2005
                               --------- --------- --------- ---------

Sales                          $108,648        $0  $108,648  $104,577

Cost of Sales (a)                44,057        83    44,140    44,349
                               --------- --------- --------- ---------

Gross Profit (a)                 64,591        83    64,508    60,228

Selling, general and
 administrative expenses (a)     23,809       957    24,766    22,949
Research and development
 expenses (a)                    16,839       927    17,766    16,343
                               --------- --------- --------- ---------

Profit from operations (a)       23,943    (1,967)   21,976    20,936

Interest expense                   (634)        0      (634)     (583)
Other income, net                 4,116         0     4,116     2,848
                               --------- --------- --------- ---------

Income before provision for
 income taxes (a)                27,425    (1,967)   25,458    23,201

Provision for income taxes (b)   (9,459)      256    (9,203)   (7,981)

                               --------- --------- --------- ---------
Net income (a)(b)               $17,966   ($1,711)  $16,255   $15,220
                               ========= ========= ========= =========

Weighted average shares
       Basic                     76,655    76,655    76,655    75,755
       Diluted  (3)              78,909    78,909    78,909    77,318

Earnings per common share
       Basic                      $0.23    ($0.02)    $0.21     $0.20
       Diluted  (3)               $0.23    ($0.02)    $0.21     $0.20


(1) A reconciliation between net income on a GAAP basis and non-GAAP net income including items (a) through (b) is provided in the table below.
(2) There was no stock-based compensation expense recorded in fiscal 2005, as we had adopted the footnote disclosure only provision of SFAS 123.
(3) Assumes exercise of dilutive stock options calculated under the treasury stock method.


RECONCILIATION OF GAAP TO NON-GAAP NET INCOME AND EARNINGS PER SHARE (In thousands)

                                        Quarter Ended  Quarter Ended
                                        March 31, 2006 March 31, 2005

GAAP Net Income                               $16,255         $15,220

(a) Stock-based compensation expense
 related to employee stock options (1)          1,967               0

(b) Income tax effect of stock-based
 compensation expense                            (256)              0

                                        -------------- ---------------
Non-GAAP Net Income                           $17,966         $15,220
                                        ============== ===============


GAAP Earnings per common share - diluted        $0.21           $0.20
  Per share effect of stock-based
   compensation expense                         $0.02             N/A
                                        -------------- ---------------
Non-GAAP Earnings per common share -
 diluted                                        $0.23           $0.20
                                        ============== ===============


(1) For the first quarter of 2006, stock-based compensation expense was allocated as follows: $83 to cost of sales expense, $957 to selling, general and administrative expense, and $927 to research and development expense.


COMPARISON OF NET INCOME INCLUDING THE EFFECT OF STOCK-BASED
 COMPENSATION EXPENSE RELATED TO EMPLOYEE STOCK OPTIONS UNDER SFAS 123(R) and SFAS 123 (1)
(In thousands)

                                         Quarter Ended  Quarter Ended
                                         March 31, 2006 March 31, 2005

Net Income - as reported for the prior
 period                                            N/A        $15,220

Stock-based compensation expense related
 to employee stock options                      $1,967          2,598
Tax benefit                                       (256)          (367)

                                         -------------- --------------
Stock-based compensation expense related
 to employee stock options,  net of tax         $1,711          2,231
                                         ==============

                                                        --------------
Net income, including the effect of
 stock-based compensation expense              $16,255        $12,989
                                         ============== ==============

Diluted net income per share - as
 reported for the prior period                     N/A          $0.20
Diluted net income per share, including
 the effect of stock-based compensation
 expense                                         $0.21          $0.17


(1)Stock-based compensation expense prior to January 1, 2006 is based on the pro forma application of SFAS 123. Net income and net income per share prior to January 1, 2006 did not include stock-based compensation for employee stock options because ADTRAN did not adopt the recognition provisions of SFAS 123.


    CONTACT: ADTRAN, Inc.
             Jim Matthews, 256-963-8775
             or
             Investor Services/Assistance:
             Gayle Ellis, 256-963-8220